Exhibit 99.1

ChannelAdvisor Reports Second Quarter 2019 Results;
Adjusted EBITDA Significantly Exceeds Guidance
Raising 2019 Adjusted EBITDA Guidance

Research Triangle Park, NC - August 8, 2019 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable brands and retailers to increase global sales, today reported financial results for the quarter ended June 30, 2019.

"We are pleased with our second quarter performance with revenues coming in near the high end of our guidance range and adjusted EBITDA significantly exceeding our guidance range," said David Spitz, Chief Executive Officer of ChannelAdvisor. "We continued to make strong progress with brands and saw particularly good performance from our teams in EMEA and Australia. In July, we also implemented a reorganization of our business to improve efficiency and profitability, which led to us discontinuing our physical presence in China and to reducing headcount in the U.S. We believe these changes will improve our profitability and cash flow, better positioning us to invest in opportunities to expand our brands offering and invest in growth areas, including through potential acquisitions, to drive revenue growth and margin expansion over time."

Second Quarter 2019 Financial Results

•
Revenue: Total revenue was $31.9 million for the second quarter 2019, a decrease of 2.2% from the year-ago period. Fixed subscription fees were $25.7 million, or 80.5% of total revenue, an increase of 3.8% from the year-ago period. Variable subscription fees were $6.2 million, or 19.5% of total revenue, a decrease of 21.0% from the year-ago period.

•
Gross Profit: GAAP gross profit was $24.8 million, representing a 77.8% gross margin for the second quarter 2019, compared with $25.7 million and 78.6%, respectively, for the year-ago period. Non-GAAP gross profit was $25.0 million, representing a 78.4% non-GAAP gross margin for the second quarter 2019, compared with $25.8 million and 78.9%, respectively, for the year-ago period.

•
Net Loss: GAAP net loss was $(1.3) million for the second quarter 2019, compared with $(2.8) million for the year-ago period. GAAP net loss per share was $(0.05) based on 27.9 million weighted average shares outstanding for the second quarter 2019, compared with $(0.10) and 27.2 million weighted average shares outstanding for the year-ago period.

•
Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, was $3.0 million for the second quarter 2019, compared with $1.1 million for the year-ago period. For a description of this and other non-GAAP measures included in this press release, including their potential limitations, see “Non-GAAP Financial Measures” below.

•	Cash: Cash and cash equivalents totaled $49.0 million as of June 30, 2019, compared with $47.2 million as of December 31, 2018. Cash generated from operations was $4.5 million for the

Exhibit 99.1

six months ended June 30, 2019, compared with $1.0 million for the year-ago period. Free cash flow, a non-GAAP measure, was $2.3 million and $3.0 million for the three and six months ended June 30, 2019, respectively, compared with $(1.4) million and $0.1 million, respectively, for the year-ago periods.
Recent Operating Highlights

•
Winning with Brands: Continued to increase the customer base for brands, a key customer segment. Added 28 net new brand customers for the twelve-month period ended June 30, 2019. Brands accounted for 20.1% of the Company’s customer base as of June 30, 2019, compared to 18.3% as of June 30, 2018. Also, continued to expand relationships with existing brands customers. In the second quarter, expanded relationships with notable brands customers including ASICS and Avocado Green Brands.

•
Strong Adoption of New Platform User Experience: Approximately 95% of users have adopted the new platform user experience, which launched in April 2019. The new user experience improves the ease of use of the Marketplaces platform serving to support faster time to value, customer retention, and indirect sales channel efforts.

•
New Product Launch through Indirect Channel: Commenced a beta of a new standalone Amazon repricer, Elevate, which is expected to commercially launch through the Amazon App Store in the third quarter 2019. This new go-to-market approach, which entails a zero-touch sign up and self-service onboarding, is expected to provide an incremental revenue stream for the Company and a lead source for the direct sales force to upsell the Company’s other products.

•
Expanded Supported Marketplaces: Continued to expand customers' reach by increasing the number of marketplace integrations to 142 as of the end of second quarter 2019 from 106 as of the end of the second quarter 2018.

•	Improved Average Revenue per Customer (ARPC): ARPC, calculated on a trailing twelve-month basis, was $46,757 for the twelve months ended June 30, 2019, an increase of 3.8% from the year-ago period.

•	Number of Customers: Total customer count was 2,715 at the end of the second quarter 2019, compared with 2,829 customers at the end of the second quarter 2018.
Financial Outlook
In July, the Company executed a reorganization of its operations, which entailed the reduction of approximately 10% of its global headcount and the closure of its physical operations in China. The reorganization serves to streamline operations, consolidate leadership responsibilities, and better align expenses with revenue.
Based on the information available as of today, ChannelAdvisor is issuing guidance for its third quarter 2019 and updating guidance for the full year 2019 from amounts previously provided on May 9, 2019.

(in millions)	Q3 2019	Full Year 2019 (updated)
Revenue	$31.5 - $32.0	$129.0 - $131.0
Adjusted EBITDA	$4.0 - $4.5	$17.0 - $18.5
Stock-based Compensation Expense	$0.8 - $1.2	$9.8 - $10.2
Weighted Average Shares Outstanding	28.0	27.9
Refer to the "Adjusted EBITDA Guidance Reconciliation" table included with the financial tables at the end of this release for the reconciliation to the most comparable GAAP financial measure.

Exhibit 99.1

Conference Call Information

What:	ChannelAdvisor Second Quarter 2019 Financial Results Conference Call
When:	Thursday, August 8, 2019
Time:	8:00 a.m. ET
Live Call:	(855) 638-4821, Passcode 2690019, Toll free
(704) 288-0612, Passcode 2690019, Toll
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Financial and Operating Metrics
Average revenue per customer is revenue for a particular period divided by the average monthly number of customers during the period, which is calculated by taking the sum of the number of customers at the end of each month in the period and dividing by the number of months in the period.
Number of customers includes all customers who subscribe to at least one of our solutions, as well as strategic partners from which we receive revenue.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, free cash flow, non-GAAP gross profit and non-GAAP gross margin. Adjusted EBITDA excludes depreciation, amortization, income tax expense, net interest expense and stock-based compensation expense. Free cash flow is cash flow from operations, reduced by purchases of property and equipment and payment of software development costs. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading e-commerce cloud platform whose mission is to connect and optimize the world’s commerce. For nearly two decades, ChannelAdvisor has helped brands and retailers worldwide improve their online performance by expanding sales channels, connecting with

Exhibit 99.1

consumers around the world, optimizing their operations for peak performance and providing actionable analytics to improve competitiveness. Thousands of customers depend on ChannelAdvisor to securely power their sales and optimize fulfillment on channels such as Amazon, eBay, Facebook, Google, Walmart, and hundreds more. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and guidance for the third quarter and full year 2019, potential benefits of our reorganization of operations and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2019, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; our ability to align our expenses with revenue; and risks related to security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
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Investor Contact:
Traci Mangini
ChannelAdvisor Corporation
traci.mangini@channeladvisor.com
919-228-4886

Media Contact:
Tamara Gibbs
ChannelAdvisor Corporation
tamara.gibbs@channeladvisor.com
919-249-9798

ChannelAdvisor Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,025	$47,185
Accounts receivable, net of allowance of $656 and $652 as of June 30, 2019 and December 31, 2018, respectively	22,634	23,436
Prepaid expenses and other current assets	8,540	9,248
Total current assets	80,199	79,869
Operating lease right of use assets	13,096	—
Property and equipment, net	10,675	12,007
Goodwill	23,486	23,486
Intangible assets, net	1,589	1,894
Deferred contract costs, net of current portion	12,369	11,336
Long-term deferred tax assets, net	3,790	4,162
Other assets	845	1,515
Total assets	$146,049	$134,269
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,726	$1,598
Accrued expenses	11,789	9,358
Deferred revenue	23,174	24,205
Other current liabilities	6,573	3,569
Total current liabilities	43,262	38,730
Long-term operating leases, net of current portion	11,884	—
Long-term finance leases, net of current portion	—	1,404
Lease incentive obligation	—	2,154
Other long-term liabilities	1,104	2,343
Total liabilities	56,250	44,631
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,042,359 and 27,347,115 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	28	27
Additional paid-in capital	275,442	271,550
Accumulated other comprehensive loss	(1,772)	(1,707)
Accumulated deficit	(183,899)	(180,232)
Total stockholders' equity	89,799	89,638
Total liabilities and stockholders' equity	$146,049	$134,269

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$31,932	$32,660	$63,506	$64,105
Cost of revenue (1) (2)	7,096	6,975	14,625	14,328
Gross profit	24,836	25,685	48,881	49,777
Operating expenses (1) (2):
Sales and marketing	14,092	15,974	28,405	30,864
Research and development	5,025	5,737	10,358	11,639
General and administrative	7,133	6,708	13,832	13,159
Total operating expenses	26,250	28,419	52,595	55,662
Loss from operations	(1,414)	(2,734)	(3,714)	(5,885)
Other income (expense):
Interest income (expense), net	211	106	394	231
Other income (expense), net	32	(1)	12	(20)
Total other income (expense)	243	105	406	211
Loss before income taxes	(1,171)	(2,629)	(3,308)	(5,674)
Income tax expense	167	135	359	247
Net loss	$(1,338)	$(2,764)	$(3,667)	$(5,921)
Net loss per share:
Basic and diluted	$(0.05)	$(0.10)	$(0.13)	$(0.22)
Weighted average common shares outstanding:
Basic and diluted	27,925,728	27,180,435	27,710,584	26,961,102

(1) Includes stock-based compensation as follows:
Cost of revenue	$191	$92	$576	$309
Sales and marketing	737	728	1,773	1,480
Research and development	512	355	1,242	1,004
General and administrative	1,361	1,141	2,608	2,256
	$2,801	$2,316	$6,199	$5,049

(2) Includes depreciation and amortization as follows:
Cost of revenue	$978	$875	$1,901	$1,752
Sales and marketing	196	214	402	434
Research and development	93	90	183	188
General and administrative	329	300	656	585
	$1,596	$1,479	$3,142	$2,959

ChannelAdvisor Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(3,667)	$(5,921)
Adjustments to reconcile net loss to cash and cash equivalents provided by operating activities:
Depreciation and amortization	3,142	2,959
Bad debt expense	434	532
Stock-based compensation expense	6,199	5,049
Deferred income taxes	352	190
Other items, net	192	(390)
Changes in assets and liabilities:
Accounts receivable	344	5,550
Prepaid expenses and other assets	1,609	4,373
Deferred contract costs	(1,836)	(3,586)
Accounts payable and accrued expenses	(1,157)	(5,398)
Deferred revenue	(1,082)	(2,326)
Cash and cash equivalents provided by operating activities	4,530	1,032
Cash flows from investing activities
Purchases of property and equipment	(249)	(656)
Payment of internal-use software development costs	(1,293)	(290)
Cash and cash equivalents used in investing activities	(1,542)	(946)
Cash flows from financing activities
Repayment of finance leases	(1,902)	(1,837)
Proceeds from exercise of stock options	951	1,004
Payment of statutory tax withholding related to net-share settlement of restricted stock units	(169)	(1,569)
Cash and cash equivalents used in financing activities	(1,120)	(2,402)
Effect of currency exchange rate changes on cash and cash equivalents	(28)	(194)
Net increase (decrease) in cash and cash equivalents	1,840	(2,510)
Cash and cash equivalents, beginning of period	47,185	53,422
Cash and cash equivalents, end of period	$49,025	$50,912

Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$31,932	$32,660	$63,506	$64,105

Gross profit (GAAP)	$24,836	$25,685	$48,881	$49,777
Plus: Stock-based compensation expense included within cost of revenue	191	92	576	309
Gross profit (Non-GAAP)	$25,027	$25,777	$49,457	$50,086
Gross margin (GAAP)	77.8%	78.6%	77.0%	77.6%
Gross margin (Non-GAAP)	78.4%	78.9%	77.9%	78.1%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating expenses (GAAP)	$26,250	$28,419	$52,595	$55,662
Less: Stock-based compensation expense included within operating expenses	2,610	2,224	5,623	4,740
Operating expenses (Non-GAAP)	$23,640	$26,195	$46,972	$50,922

Reconciliation of GAAP Loss from Operations and GAAP Operating Margin to Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
(unaudited; dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$31,932	$32,660	$63,506	$64,105

Loss from operations (GAAP)	$(1,414)	$(2,734)	$(3,714)	$(5,885)
Plus: Stock-based compensation expense	2,801	2,316	6,199	5,049
Income (loss) from operations (Non-GAAP)	$1,387	$(418)	$2,485	$(836)
Operating margin (GAAP)	(4.4)%	(8.4)%	(5.8)%	(9.2)%
Operating margin (Non-GAAP)	4.3%	(1.3)%	3.9%	(1.3)%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss)
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(1,338)	$(2,764)	$(3,667)	$(5,921)
Plus: Stock-based compensation expense	2,801	2,316	6,199	5,049
Net income (loss) (Non-GAAP)	$1,463	$(448)	$2,532	$(872)

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss (GAAP)	$(1,338)	$(2,764)	$(3,667)	$(5,921)
Adjustments:
Interest (income) expense, net	(211)	(106)	(394)	(231)
Income tax expense	167	135	359	247
Depreciation and amortization expense	1,596	1,479	3,142	2,959
Total adjustments	1,552	1,508	3,107	2,975
EBITDA	214	(1,256)	(560)	(2,946)
Stock-based compensation expense	2,801	2,316	6,199	5,049
Adjusted EBITDA	$3,015	$1,060	$5,639	$2,103

Free Cash Flow Reconciliation
(unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash and cash equivalents provided by operating activities	$3,110	$(940)	$4,530	$1,032
Less: Purchases of property and equipment	(77)	(318)	(249)	(656)
Less: Payment of software development costs	(782)	(166)	(1,293)	(290)
Free cash flow	$2,251	$(1,424)	$2,988	$86

Adjusted EBITDA Guidance Reconciliation
(unaudited; in millions)
	Third Quarter 2019		Full Year 2019
	Low	High	Low	High
Net income (loss) (estimate)	$0.1	$1.3	$(0.4)	$1.8
Adjustments (estimates):
Interest (income) expense, net	(0.1)	(0.2)	(0.6)	(0.7)
Income tax expense	0.2	0.1	0.7	0.6
Depreciation and amortization expense	1.6	1.5	6.1	6.0
Total adjustments	1.7	1.4	6.2	5.9
EBITDA	1.8	2.7	5.8	7.7
Stock-based compensation expense (estimate)	1.2	0.8	10.2	9.8
Severance and related costs (estimate)	1.0	1.0	1.0	1.0
Adjusted EBITDA guidance	$4.0	$4.5	$17.0	$18.5